UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 3, 2006

MASTR Asset Backed Securities Trust 2006-AB1

(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.

(Exact Name of Depositor as Specified in its Charter)

UBS Real Estate Securities Inc.

(Exact Name of Sponsor as Specified in its Charter)

Mortgage Asset Securitization Transactions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

333-124678

06-1204982

 (State or Other Jurisdiction

(Commission

(I.R.S. Employer

Of Incorporation)

File Number)

Identification No.)

1285 Avenue of the Americas
New York, NY
(Address of Principal
Executive Offices)

Registrant's telephone number, including area code: (212) 713-2000

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Mortgage Asset Securitization Transactions Inc. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to the MASTR Asset Backed Securities Trust 2006-AB1 Mortgage Pass-Through Certificates, Series 2006-AB1.

In connection with the offering of the MASTR Asset Backed Securities Trust 2006-AB1 Mortgage Pass-Through Certificates, Series 2006-AB1, UBS Securities LLC (“UBS”), as underwriter of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided UBS with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

Computational Materials prepared by UBS Securities LLC in connection with MASTR Asset Backed Securities Trust 2006-AB1 Mortgage Pass-Through Certificates, Series 2006-AB1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/  Douglas Adelman

Name:

Douglas Adelman

Title:

Associate Director

By: /s/  Sameer Tikoo

Name:

Sameer Tikoo

Title:

Associate Director

Dated: March 3, 2006

Exhibit Index

Exhibit

Page

99.1

Computational Materials